                                           BARING ASSET MANAGEMENT, INC.
                                         BARING INVESTMENT SERVICES, INC.
                                    ___________________________________________

                                                  CODE OF ETHICS

Functional Responsibility
All Employees

                                                 TABLE OF CONTENTS

Topic                                                                    Page

Definitions                                                               4

Executive Summary                                                         6

I.       General Ethical Principles                                       8

II.      Applicability of this Code's Procedures and Restrictions         8
         A.  Who must comply with this Code?                              8
         B.   What securities are covered by the Code?                    8
         C.    "Exempted" Securities                                      8

III.     Personal Account Trading Procedures and Restrictions             9
         A.  General                                                      9
         B.  Pre-Clearance                                                10
         C.  Duplicate Trade Confirms                                     13
         D.  Refusal to transact a Personal Account Trade                 13
         E.  Holding Period                                               13
         F.  Waiver                                                       14
         G.  Right To Impose Additional Restrictions                      14

IV.      Reporting Requirements                                           14
         A.  Initial Holdings Report                                      14
         B.  Monthly Transaction/Compliance Reports                       15
         C.  Annual Holdings Report                                       16
         D.  Exceptions from Reporting Requirements                       16

V.       Prohibited Activities                                            16
         A.  Inside Information                                           16
         B.  Short Selling and Speculative Trading                        17
         C.  Front Running                                                17
         D.  Gifts                                                        17
         E.  Service As a Director                                        18
         F.  Examples of Acts that Violate the Federal Securities Laws    18

VI.      Sanctions                                                        19
         A.  Immediate Dismissal                                         19
         B.  Prosecution                                                  20
         C.  Legal and Compliance Department                              20

VII.     Administration of the Code of Ethics                             20
         A.  Compliance Officer Review                                    20
         B.  Reporting Violations of this Code                            20
         C.  Annual Attestation/Certification of Compliance               20

VIII.    Recordkeeping                                                    21

                                           Baring Asset Management, Inc.
                                         Baring Investment Services, Inc.
                                            (together, the "Companies")

                                              Code of Ethics
                          (Personal Account Trading and Conflicts of Interest)

Definitions

     "Access Person" means any employee of the Adviser,  unless exempted as such pursuant to this Code of Ethics. Directors, officers, and partners, are presumed to be Access Persons of the Adviser.

     " Adviser" means Baring Asset Management, Inc.

     "Automatic  Investment  Plan"  means a program  in which  regular  periodic purchases  (or  withdrawals)  are made  automatically  in (or  from)  investment accounts  in  accordance  with  a  predetermined  schedule  and  allocation.  An automatic investment plan includes a dividend reinvestment plan.

     "Beneficial  Ownership" shall mean any person who,  directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or  indirect  pecuniary  interest  in the equity  securities, subject to the following:

     (1) The term  pecuniary  interest in any class of equity  securities  shall mean the opportunity,  directly or indirectly,  to profit or share in any profit derived from a transaction in the subject securities.

     (2) The term indirect  pecuniary interest in any class of equity securities shall include, but not be limited to:

     (a) Securities held by members of a person's  immediate  family sharing the same  household;  provided,  however,  that the  presumption of such  beneficial ownership may be rebutted;

     (b) A general partner's  proportionate interest in the portfolio securities held by a general or limited  partnership.  The general partner's  proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

     (i) The general  partner's share of the  partnership's  profits,  including profits  attributed  to any limited  partnership  interests  held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

     (ii) The  general  partner's  share  of the  partnership  capital  account, including the share attributable to any limited partnership interest held by the general partner.

     (c) A  performance-related  fee, other than an asset-based fee, received by any broker,  dealer,  bank,  insurance company,  investment company,  investment adviser,  investment  manager,  trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

     (i) The performance-related  fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation  generated from the portfolio or from the fiduciary's  overall performance over a period of one year or more; and

     (ii)  Equity  securities  of the  issuer do not  account  for more than ten
percent   of   the   market   value   of   the   portfolio.   A   right   to   a
nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

     (d) A person's  right to dividends  that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

     (e) A person's interest in securities held by a trust; and

     (f) A person's right to acquire equity  securities  through the exercise or conversion of any derivative security, whether or not presently exercisable.

     (3) A shareholder  shall not be deemed to have a pecuniary  interest in the portfolio securities held by a corporation or similar entity in which the person owns  securities  if the  shareholder  is not a controlling  shareholder  of the entity  and  does  not  have or  share  investment  control  over  the  entity's portfolio.

     "Federal  Securities Laws" means the Securities Act of 1933, the Securities
Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act
of 1940, the Investment Advisers Act of 1940, Title V of the  Gramm-Leach-Bliley
Act, any rules adopted by the Commission  under any of these statutes,  the Bank
Secrecy  Act as it  applies  to funds  and  investment  advisers,  and any rules adopted thereunder by the Commission or the Department of the Treasury.

     "Initial Public Offering" means an offering of securities  registered under the  Securities  Act of 1933,  the  issuer  of  which,  immediately  before  the registration,  was not subject to the reporting  requirements  of sections 13 or
15(d) of the Securities Exchange Act of 1934.

     "Investment   Company"  means  a  company  registered  as  such  under  the
Investment Company Act of 1940.

     "Limited Offering" means an offering that is exempt from registration under the  Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of the Securities Act of 1933.

     "Purchase or sale of a security" includes,  among other things, the writing of an option to purchase or sell a security.

     "Reportable  Fund"  means  any fund for  which  the  Adviser  serves  as an investment  adviser as defined in section 2(a)(20) of the Investment Company Act of 1940, or any fund whose investment adviser or principal  underwriter controls the Adviser,  is controlled by the Adviser,  or is under common control with the
Adviser.

     "Reportable  Security" means a Security,  as defined below,  except that it does not include: (i) Direct obligations of the Government of the United States;
(ii) Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii)
Shares  issued by money  market  funds;  (iv) Shares  issued by U.S.  registered open-end  funds  other than  Reportable  Funds;  and (v)  Shares  issued by unit investment  trusts that are invested  exclusively in one or more open-end funds, none of which are Reportable Funds.

     "Security" means any note, stock,  treasury stock,  security future,  bond, debenture, evidence of indebtedness, certificate of interest or participation in any  profit-sharing  agreement,  collateral-trust  certificate,  preorganization
certificate  or   subscription,   transferable   share,   investment   contract,
voting-trust  certificate,  certificate  of deposit for a  security,  fractional undivided  interest  in oil,  gas,  or other  mineral  rights,  any  put,  call, straddle,  option,  or  privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general,  any interest or instrument  commonly known as a "security",  or any certificate of interest or participation  in,  temporary or interim  certificate for,  receipt for,  guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Executive Summary

     The  Companies  and their  employees  owe clients the  fiduciary  duties of utmost good faith and  loyalty.  Those  duties can be distilled to a single core precept: that our clients' interests must and will come first in every aspect of our  business  conduct.  This Code of Ethics (the "Code") is designed to address potential  conflicts of interest between employees and clients,  with particular emphasis on personal account trading.

     Federal  securities laws and this Code establish  rules regarding  personal account  trading and  proscribe  fraudulent  activity  such as trading  while in possession of material  non-public  information.  Compliance with this Code is a basic  condition of employment  with the Companies.  Failure to comply with this
Code is a threat to our business.

         The Companies' Access Persons, MUST:

     1) Pre-clear all personal securities transactions in Reportable Securities, including  private  transactions,  other than  transactions in Reportable Funds, unless the Reportable Fund is managed directly by Baring Asset Management, Inc.;
     2) Ensure that all  personal  account  trades were  approved  within the 24 hours preceding the trade;
     3) Ensure that their brokers  provide  duplicate  trade  confirmations  and account statements to the Companies' Legal and Compliance Department;
     4) Hold all  securities  purchased for the  applicable  holding  period set forth herein before selling those securities; and
     5) Provide an initial report of holdings in Reportable Securities,  monthly personal  account  trading  reports,  annual  reports of holdings in  Reportable
Securities, and annual attestation of compliance with this Code.

         The Companies' Access Persons may NOT:

     1) Trade while in possession of material non-public information regarding a security;
     2) Trade a security  on the same day or for three  business  days before or after that security is traded for a client;
     3) Sell securities short, unless Access Persons hold equivalent  securities in safekeeping;
     4) Engage in speculative personal account trading; or
     5) Participate in initial public  offerings  ("IPOs") if the Companies also seek to participate in those IPOs.

I.       General Ethical Principles

     A. We will at all times place our clients' interests ahead of our own.
     B. All  personal  account  trading  must  comport  with this  Code,  and be conducted in a manner  designed to avoid any actual or potential  conflict  with our clients' interests.
     C. We will not take inappropriate  advantage of our positions as investment professionals, or abuse the trust and confidence placed in us by our clients.

II.      Applicability of this Code's Procedures and Restrictions

     A. Who must comply with this Code?  This Code applies to all Access Persons of the Companies.

     In certain circumstances,  contractors,  consultants,  and interns who work closely with the Companies may be deemed  "insiders" or "temporary  insiders" of the  Companies,  and thus Access Persons  subject to this Code's  procedures and restrictions.  The  Companies  reserve the right to make  additional  persons or entities  subject to this Code as deemed  appropriate.  Additionally,  the Chief
Compliance   Officer  may,  in  its  discretion  and  in  accordance   with  the
requirements of the Investment  Advisers Act of 1940,  exempt certain  employees from the definition of an Access Person.

     Employees  with  questions  as to whether  particular  persons or  entities constitute Access Persons should contact the Legal and Compliance Department.

     B. What  securities are covered by the Code?  This Code applies to personal account trading involving all Reportable Securities and Reportable Funds. Access
Persons are  responsible  for checking with the Legal and Compliance  Department before  executing an initial  transaction  in shares of a mutual fund,  variable annuity,  or an exchange  traded fund to determine  whether such  securities are covered by this Code.

     C. "Exempted"  Securities.  This Code's  restrictions and procedures do not apply to trading in direct  obligations  of the Government of the United States, bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt instruments,  including  repurchase  agreements,  shares issued by money market funds,  shares issued by U.S.  registered  open-end funds other than Reportable  Funds,  and shares issued by unit investment  trusts that are  invested  exclusively  in one or more  open-end  funds,  none of which  are
Reportable Funds.

     Several  caveats  apply  to  each  of the  above  and  Access  Persons  are responsible  for confirming  that  securities  they may purchase will qualify as
"Exempted Securities" under this Code.

     Access  Persons may arrange for  Reportable  Securities  to be purchased or sold through  "blind"  trusts or  professional  money  managers.  As long as the
Access  Person  cannot  directly or  indirectly  influence  or control the third
party's  investment   selection  and  discretion,   such  arrangement  would  be
considered  exempted.  Documentation  evidencing this fact will be required from the third party.  In accordance  with  Paragraph  IV(D)(1) of this Code,  Access
Persons are not required to submit any report of investments held by such trusts or managers. The purchase or sale of Exempted Securities are not subject to this
Code and need not be  pre-cleared  or  reported.  A failure to report a personal securities transaction in the mistaken belief that it is exempted is a violation of the Code and will be treated as such.

     The Companies reserve the right in their sole discretion to refuse to treat any arrangement as exempt from the requirements of this Code.

III.     Personal Account Trading Procedures and Restrictions

     A. General.  Access Persons may not purchase or sell Reportable Securities, in which such Access Person has, or by reason of such  transaction will acquire, any direct or indirect Beneficial  Ownership,  without the prior approval of the
Companies.  However,  Access Persons do not need to obtain the prior approval of the  Companies  before  purchasing  or  selling  Reportable  Funds,  unless  the
Reportable Fund is managed by Baring Asset  Management,  Inc. The procedures for obtaining  pre-approval  for various  types of  securities  are set forth in the immediately following sections.

     The Companies will refuse  permission to engage in a personal account trade whenever such a trade appears inconsistent with the Companies' obligation to put client  interests  ahead of their own.  Without  limiting the  generality of the foregoing,  the Companies  will refuse  permission to trade where the Reportable
Security in question:

i)       is being purchased or sold for a client; or
ii)      is being considered for purchase or sale for a client.

     In general, no Access Person may purchase or sell any Reportable  Security, in which such Access Person has, or by reason of such  transaction will acquire, any direct or indirect  Beneficial  Ownership,  within the three  business  days immediately  before or after a business day on which any client account  managed by the  Companies  purchases or sells that  Reportable  Security (or any closely related  security,  such as an option or a related  convertible or  exchangeable security).  If such transactions occur, the Companies will generally require any profits from the  transactions to be disgorged for donation by the Access Person to charity.  Note that the total blackout period is seven (7) business days (the day of the client trade, plus three business days before and three business days after).

     It sometimes  happens that an Access Person  purchases or sells  Reportable
Securities  for his/her  own  account and within the three days after,  the same securities  are purchased or sold for client  portfolios.  In the event that the
Companies  determine  that the Access  Person both  followed  required  approval procedures and had no knowledge as to investment  recommendation  or decision to purchase or sell the same  security,  the  Companies  will not  consider  this a breach of the policy.  As such, the Companies will not require  disgorgement  of profits in such  instances  if it appears  that the Access  Person acted in good faith.  The  Companies'  judgment as to the knowledge or lack of knowledge of an
Access Person shall be binding.

     B. Pre-Clearance. Access Persons must pre-clear transactions they intend to place in Reportable Securities, in which such Access Person has, or by reason of such transaction will acquire, any direct or indirect Beneficial  Ownership,  by completing  a  "Personal  Security  Transaction  Approval  Chit" (the  "Approval
Chit").  A form of the  Approval  Chit is attached to this Code at Tab A. Access
Persons must submit Approval Chits to the departments discussed below and obtain the required  approvals before trading in the Reportable  Security.  Approval to place a personal account trade is valid for:

i)       24 hours from the time of approval; and
ii) the specific  securities  transaction  described  in the Approval  Chit only.  However,  the number of shares  actually  purchased  may be less than the number of shares submitted for approval.

     1. U.S.  Equity  Securities:  Submit  Approval  Chits to Client  Service/US
Equity SIT/Legal and Compliance.  For transactions  involving U.S. traded equity securities,  Access  Persons  must  submit  the  Approval  Chit to a  designated representative  of Client  Service.  Client Service is responsible  for ensuring that the security in question  has not been traded for a client  within the past three business days. Client Service performs this check by comparing the name of the security to be traded with those  securities  listed in MIS. If the security has not been traded  within the past three  business  days,  the Client  Service representative may sign the Approval Chit. Authorized representatives for Client
Service are attached hereto at Tab B.

     The Access  Person  must also  submit  the  Approval  Chit to a  designated representative  of the US Equity  SIT.  The US  Equity  SIT is  responsible  for ensuring  that there are no pending  trades or plans within the US Equity SIT to buy or sell the security in question for the  following  three  business days on behalf of clients.  If there are no pending  trades and no  intention  to buy or sell the  security on behalf of clients,  the US Equity SIT  representative  may sign the Approval  Chit.  Authorized  representatives  for the US Equity SIT are attached hereto at Tab B.

     Furthermore,  the  Access  Person  must  submit  the  Approval  Chit  to  a designated  representative  of the Legal and  Compliance  Department.  Legal and
Compliance is responsible  for  forwarding the request to the London  Compliance
Department.  The London  Compliance  Department is responsible for ensuring that there are no pending  trades with  Portfolio  Control or plans within the Global
SIT and Equity Dealers to buy or sell the security in question for the following three  business  days on behalf of  clients.  If Legal and  Compliance  receives confirmation  from the London  Compliance  Department  that there are no pending trades and no intention  to buy or sell the  security on behalf of clients,  the
Legal and  Compliance  representative  may sign the  Approval  Chit.  Authorized representatives  for the Legal and Compliance  Department are attached hereto at
Tab B.

     U.S. traded debt securities.  For  transactions  involving U.S. traded debt securities,  approval  from the  London  fixed  income SIT and  trading  desk is required. Access Persons may obtain this permission by submitting the request to the Legal and Compliance  Department.  Legal and  Compliance is responsible  for
forwarding  the  request  to  the  London  Compliance  Department.   The  London
compliance  department  is  responsible  for ensuring  that there are no pending trades with  Portfolio  Control or plans  within the fixed  income SIT and fixed income  dealers to buy or sell the security in question for the following  three
business  days  on  behalf  of  clients.   If  Legal  and  Compliance   receives
confirmation  from the London  Compliance  Department  that there are no pending trades and no intention  to buy or sell the  security on behalf of clients,  the
Legal and Compliance representative may sign the Approval Chit.

     Upon obtaining the signature of the Client Service,  the US Equity SIT, and the Legal and Compliance  representatives on the Approval Chit, an Access Person has obtained  clearance to make the requested  trade within 24 hours of the time of approval.(1)

     For transactions  involving  initial public offerings  ("IPOs"),  an Access
Person must obtain the approval of the Client Service,  US Equity SIT, and Legal and  Compliance  representatives.  In addition to submitting  the request to the
London  Compliance  Department,  Legal and  Compliance  will assess  whether the
Access  Person's  participation  in the IPO is,  or may  appear  as, an abuse of his/her position for personal profit.(2)

     Note  that  the  Client  Service,  the US  Equity  SIT,  OR the  Legal  and
Compliance Department may deny permission to engage in a personal account trade.
After  obtaining  all  necessary  approvals,  an Access  Person  must submit the completed  Approval  Chit, on the day of approval,  to the Legal and  Compliance
Department.   Additionally,  Access  Persons  are  responsible  for  maintaining personal  copies of their  Approval Chits to  demonstrate  compliance  with this
Code.

     2. Non-U.S.  Securities:  Submit Approval Chits to the Legal and Compliance
Department.  Access  Persons  must  submit  Approval  Chits  to  the  Legal  and
Compliance  Department for personal  account  transactions in non-U.S.  publicly traded  securities.  Legal and  Compliance is  responsible  for  forwarding  the request  to the  London  Compliance  Department  or  the  Hong  Kong  Compliance
Department in the case of Asian  securities.  The  London/Hong  Kong  Compliance
Department is  responsible  for ensuring  that there are no pending  trades with
Portfolio  Control or plans within the appropriate  SIT(s) and dealers to buy or sell the security in question for the following three business days on behalf of clients. If Legal and Compliance receives confirmation from the London/Hong Kong
Compliance  Department  that there are no pending trades and no intention to buy
or  sell  the  security  on  behalf  of  clients,   the  Legal  and   Compliance
representative may sign the Approval Chit.

     3.  Private  Equity  Investments:  Submit  Approval  Chits to the Legal and
Compliance Department. For transactions involving private equity investments, an
Access  Person must submit a "Personal  Security  Transaction  Approval Chit for
Private  Equity  Investments"  (a  "Private  Equity  Chit"),  a copy of which is attached at Tab C, to the Legal and  Compliance  Department.  The Access  Person
must provide all  information  requested on the Private  Equity Chit,  and state whether he/she is an officer,  director,  or majority shareholder in the private venture.  Additionally, the Access Person must append the offering memorandum or term sheet that describes the private  offering.  Investment  managers and Legal and Compliance will assess whether the investment opportunity is appropriate for clients or for a Company itself,  whether the opportunity is being offered to an
Access  Person by virtue  of  his/her  position  with the  Companies,  and other possible conflicts of interest.

     Access  Person's   holding  private   investments  must  notify  Legal  and
Compliance  in the  event:  i) the  Companies'  or any  affiliates  are asked to consider  an  investment  in the  private  issuer;  or ii)  the  private  issuer undertakes a public offering.  In those circumstances,  the appropriate SIT Head and Legal and Compliance will  independently  review the Companies'  decision to purchase securities offered by the issuer of the private offering.(3)

     C. Access Persons must provide duplicate trade  confirmation  statements to the Legal and  Compliance  Department.  Access  Persons must  transact  personal account trades through  broker-dealers  registered with the National Association of Securities  Dealers  ("NASD").  Access Persons must inform their brokers that the Access Person is employed by an SEC registered investment adviser that has a broker-dealer  affiliate,  and instruct the brokers to provide  duplicate  trade confirmations  regarding  each  personal  account  trade,  as  well  as  account statements, directly to the Legal and Compliance Department.

     D. Refusal to transact a Personal  Account Trade. The Companies may, at any
time and without  reason,  explanation,  delay,  or  consideration  of financial implication  for  Access  Persons,  refuse  permission  to engage in a  personal account trade, in which the Access Person has any direct or indirect  Beneficial
Ownership.  Consequently,  Access Persons must be financially prepared to retain ownership of a security for an indefinite period.

     E.  Holding  Period.  Access  Persons may not profit from the  purchase and sale, or sale and purchase,  of the same (or  equivalent)  securities,  in which such Access Person has any direct or indirect  Beneficial  Ownership,  within 14 calendar days, as measured from the time that the last transaction in a security is executed.  The Companies  employ a "last in, first out" method of determining whether a  security  has been  held for 14 days.  The 14 day  holding  period is designed to discourage  short term trading by Access Persons and to minimize the potential for "front running" by Access Persons. Access Persons will be required to  disgorge  any  profits  earned in short term  trading of the type  described above.

     Any  investment  made in an  investment  fund  managed  by a  Baring  Asset
Management  group  company (a "BAM  Group  Fund") is  required  to be held for a minimum of 30  calendar  days.  In  extenuating  circumstances  only,  the chief compliance officer may grant permission to sell such a holding within the 30 day period,  however, any such permission will only be given if the chief compliance officer is satisfied that (i) no conflict of interest arises (for example,  with regard to the role of the employee and the relevant Fund), and (ii) the proposed sale could not  reasonably be expected to  disadvantage  other  investors in the
Fund. The chief compliance  officer is required to make a detailed record of any consent  given under this  provision,  recording the reasons as to why he/she is satisfied that the conditions set out above have been satisfied.

     If you are a director,  or concerned with the management,  of an investment fund sponsored and/or managed by a Baring Asset  Management  group company,  you are prohibited  from dealing in the  investments of these funds during the close periods relating to these funds.

     F. Waiver.  Legal and  Compliance is authorized to grant waivers under this
Code. However, waivers will not ordinarily be granted. Permission to trade other than in strict compliance with this Code will only be granted where the proposed
activity  could  not  reasonably  be  expected  to  disadvantage   clients  and,
typically,  only where the Access Person has made a continuing good faith effort to comply with the Code in respect to the denied transaction. Permission is more likely to be granted in respect of  personal  account  trades  involving a small amount of  securities  in an issuer that has a very high average  daily  trading volume,  such that neither the Access  Person's nor the Companies'  transactions materially affect the price of those securities.

     G.  The  Companies  have  the  unconditional  right  to  impose  additional restrictions on personal account trading.  The Companies have the  unconditional right to impose  restrictions,  in addition to those set forth in this Code,  at any time regarding  personal account trading by Access Persons.  Such additional restrictions  might require the  cancellation or reversal of a personal  account trade,  or the "freezing" or  liquidation of a transaction or security  holding.
The  imposition of any additional  restriction on a personal  account trade is a confidential  matter  that may not be  disclosed  by an  Access  Person.  Access
Persons  should  not  speculate  as to the  reason  for  the  imposition  of any additional restrictions.

IV.      Reporting Requirements

     A. Initial Holdings Reports.  Every Access Person shall report to the chief compliance  officer,  no later than 10 days  after the person  becomes an Access
Person,  the following  information  (which  information must be current as of a date no more  than 45 days  prior to the  date  the  person  becomes  an  Access
Person):

     (1) The title and type of security,  and as applicable the exchange  ticker symbol or CUSIP number, number of shares and principal amount of each Reportable
Security  in which the  Access  Person  has any  direct or  indirect  Beneficial
Ownership;

     (2) The name of any  broker,  dealer or bank with which the  Access  Person maintains an account in which any  securities  are held for the Access  Person's direct or indirect benefit; and

     (3) The date the Access Person submits the report.

     B. Monthly  Transaction/Compliance  Reports. Each month every Access Person shall report to the chief  compliance  officer,  with respect to transactions in
Reportable  Securities  in which the  Access  Person  has,  or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, the following information:

     (1) The date of the transaction,  the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Reportable Security involved;

     (2) The nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

     (3) The price of the security at which the transaction was effected;

     (4) The name of the  broker,  dealer  or bank  with or  through  which  the transaction was effected; and

     (5) The date the Access Person submits the report.

     Each month Legal and Compliance will send an e-mail to all employees of the
Companies with a link to the Monthly  Transaction/Compliance  Report. The Report
can be accessed and  completed  electronically  at a BAM Boston  Intranet  site, located at:

     http://usbosnms001/legal_compliance/TestFrame.asp

     An Access Person's electronic filing of the monthly  Transaction/Compliance report is equivalent to his/her signature on a paper filing,  and indicates that
the  Access   Person  has  read,   understood,   and   disclosed  all  pertinent
information.(4)

     C. Annual Holdings  Reports.  Every Access Person shall report to the chief compliance officer at least once each 12-month period the following  information
(which  must be current  as of a date no more than 45 days  before the report is submitted):

     (1) The title and type of security,  and as applicable the exchange  ticker symbol  or  CUSIP  number,  number  of  shares,  and  principal  amount  of each
Reportable  Security  in which the  Access  Person  has any  direct or  indirect
Beneficial Ownership;

     (2) The name of any  broker,  dealer or bank with which the  Access  Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

     (3) The date the Access Person submits the report.

     D. Exceptions from Reporting Requirements. An Access Person is not required to submit:

     (1) Any report with respect to  securities  held in accounts over which the
Access Person had no direct or indirect influence or control;

     (2) A transaction report with respect to transactions  effected pursuant to an automatic investment plan; and

     (3) An initial or annual  holdings  report if the  report  would  duplicate information  contained in a securities account  statement(s)  listing all of the securities  holdings of the Access Person,  as long as the Adviser  receives the report within 10 days of the person  becoming an Access Person in the case of an initial  holdings  report,  and by the date required by the Legal and Compliance
Department in the case of an annual holdings report, and the information must be current as of a date no more than 45 days before the statement(s) is submitted.

V.       Prohibited Activities

     A. Trading while in possession of "inside  information." Access Persons may not participate in, recommend,  or cause another person or entity to engage in a
securities  transaction  while  the  Access  Person  possesses:   a)  non-public
information relating to that security,  learned in the course of employment with the Companies or from any other source; or b) information  concerning current or contemplated  trading in the  security  by the  Companies  for  clients.  Access
Persons  are  also  prohibited  from  disclosing  (or,  "tipping")  confidential information  to  others,  including  colleagues,  SIT  Heads,  directors  of the
Companies,  and members of the Access  Person's  families.  If an Access  Person suspects that he/she might possess non-public  information,  he/she must contact the General Counsel or Assistant General Counsel alone immediately.

     Note: This restriction remains in effect even after an Access Person leaves the  employ of the  Companies.  An Access  Person or former  employee  who knows non-public  information  about a security may not trade in that  security  until such time, if ever, that the information is generally known to the public.

     "Insider  trading" is described more fully in the  Companies'  Policies and
Procedures to Detect and Prevent Insider Trading.

     B. Short  selling  and  speculative  trading.  Access  Persons may not sell securities  short  unless  they hold  those  securities  in  safekeeping  (i.e.,
"against  the  box").  Access  Persons  may not  purchase  or sell in a personal account  transaction any structured notes or other  over-the-counter  derivative
securities.   Moreover,   Access  Persons  should  engage  in  personal  account
transactions for investment  purposes only, and should not engage in speculative trading.  Accordingly,  Access Persons are prohibited from trading in securities on the basis of market rumors, or recommending that others do so.

     C. "Front  running." Access Persons may not purchase or sell securities for a personal account in order to profit from a subsequent  purchase or sale by the
Companies on behalf of their clients. Similarly, Access Persons may not trade in anticipation  of market  movements  that may  follow  the  dissemination  of the
Companies'  investment  recommendations.  These  practices  are  known as "front running" and  "scalping,"  and are  fraudulent  acts that are  proscribed by the
federal  securities  laws.  Accordingly,   Access  Persons  may  not  trade  for
themselves immediately before or after the Companies conduct block institutional trades in the same securities.

     D. Gifts.  Gifts and  Hospitality  provided  by or given to Access  Persons creates potential conflicts of interest and may put the Companies at legal risk.
The  Companies  prohibit  the  receipt of any  inappropriate  Gift or  excessive
Hospitality  from any company or client with which the  Companies  have business dealings. There are circumstances in which, subject to limitations and reporting requirements,  the  Companies'  policy allows Access Persons to give and receive
Gifts and Hospitality which are not deemed inappropriate or excessive.  Specific limitations  and  definitions  pertaining  to  giving  and  receiving  Gifts  or
Hospitality  may  be  found  in  the  Gifts  and  Hospitality  Policy  of the US
Compliance Manual. (5)

     E.  Service as a director.  Access  Persons may not accept a position as an officer or director of any entity outside of the Baring Asset  Management  Group without the prior approval of the directors of Baring Asset Management Holdings,
Inc.  ("BAMH").  In most cases,  the directors of BAMH will not permit an Access
Person to serve as an officer or  director  of an  outside  entity.  If the BAMH directors do permit an Access Person to serve as a director of a publicly traded company (the "outside  company"),  however,  that Access Person normally may not participate  in  the  Companies'  investment  decisions  regarding  the  outside company,  and generally  must be isolated  from those  employees who do make the investment decisions regarding the outside company.

     F. Examples of Acts that Violate the Federal Securities Laws and this Code.
The following situations are examples of acts that are proscribed by the federal securities laws and this Code.

     1. Placing personal interests ahead of clients' interests. An Access Person may not  purchase  a  "promising"  stock for  his/her  personal  account  before purchasing the same stock for clients,  or sell a declining stock for a personal account before selling the same stock on behalf of clients. An Access Person may not use economic,  market, or other investment information obtained by virtue of his/her position with the Companies to advance a personal interest.

     2. Using knowledge of the Companies' transactions to profit from the market impact of those  transactions.  An Access  Person may not make or time  personal account trades in securities that are under  consideration  for purchase or sale by the  Companies to benefit from the market  effect of those  transactions.  An
Access  Person may not  influence  the  Companies  to buy or sell a security  in anticipation of trading that security in a personal account transaction.

     3. Competing in the market against the Companies' clients. An Access Person may not purchase a security in a personal  account trade while the Companies are selling that security, and vice-versa.

     4. Receiving  securities from  underwriters  for Access  Person's  personal accounts. Access Persons may not receive "free" securities from underwriters for their personal trading accounts or the accounts of select clients. Consequently,
Access Persons may not purchase securities for clients with the expectation that they will receive special warrants or rights.

     5.  Manipulating  the  Market.  Access  Persons  may not  engage in any act intended or designed to mislead other investors. Such manipulative acts include:
efforts to  stimulate,  artificially,  the demand for a security;  creating  the false  appearance of actual trading  activity;  "wash" sales (i.e., the sale and subsequent  repurchase of the same security,  so that there is no change in real or beneficial ownership); "matched" orders (i.e., offsetting buy and sell orders designed to create the  impression  of  activity  in a security  and cause price movement);  rigging  trading  prices;  acting alone,  or with others,  to effect transactions that give the impression of active trading in a security; executing transactions  at the  end of the  day for the  purpose  of  inflating  portfolio values;  or,  initiating  or  circulating  information  about a security for the purpose of  affecting  the price of that  security.  Consequently,  for example,
Access Persons may not "tout" a security to other market  participants,  such as traders,  brokers, or other advisers; cause an increase in the quoted inside bid at or near the close of the  market  to send a  positive  signal to the  market;
purchase  a  security  at or near the close of the  market,  with the  intent of creating or sustaining high bid or transaction prices; purchase securities among nominee accounts at increasingly  higher prices;  or advance the bid to increase the price of a security and attract further trading.

     6. "Parking  securities." Access Persons may not engage in acts designed to disguise the  beneficial  ownership  of  securities.  Examples of such  activity include sham purchase or sale transactions,  or placing securities in an account of a third  party or nominee  who is under the  control of the person that truly owns the security.

VI.      Sanctions

     A.  A breach  of  this  Code  may  result  in  immediate  dismissal  by the
Companies.  An Access Person's disregard of fiduciary duties owed to clients, or breach of the securities laws or this Code, violates a basic tenet of employment with the  Companies.  The chief  compliance  officer,  in  conjunction  with the
Companies'  directors,  is authorized to impose sanctions against Access Persons for  violations  of this Code by the Access  Persons.  Sanctions may include the suspension of personal account trading privileges;  censure; fines; disgorgement of illicit  gains or losses  avoided and  restitution  to the  Companies  or its clients,  or a charity selected by the Companies;  suspension from office;  and, immediate dismissal from employment with the Companies.

     B.  A  breach  of  this  Code  may  result  in  prosecution  by  regulatory authorities.  A violation of the federal  securities  laws is a criminal act. An
Access  Person's  breach of the  securities  laws or this Code,  which  reflects regulatory mandates, may result in criminal, civil, and administrative penalties
(such as a bar from the securities industry) against the Access Person,  his/her supervisors, and the Companies. Additionally,  violations of the securities laws and this Code may undermine our clients'  confidence in the  Companies,  and the
Companies' ability to conduct business. Consequently, the Companies will aid the
SEC or other  appropriate  regulatory  agencies in  investigating  any purported violation of the securities laws or this Code

     C. If in doubt, please contact the Legal and Compliance Department and your
SIT Head before you act. To repeat, Access Persons must be able to withstand any losses that may arise if the Companies refuse permission to engage in a personal account trade, in which the Access Person has any direct or indirect  Beneficial
Ownership.   If  an  Access  Person  believes  that  he/she   possesses   inside
information,  he/she should not repeat that information to any other person, and must immediately  speak,  alone,  with the General Counsel or Assistant  General
Counsel.  If an Access Person has any doubt about  compliance  with this Code or his/her fiduciary duties to clients,  he/she should consult his/her SIT Head and the Legal and Compliance Department before taking any action.

VII.     Administration of the Code of Ethics

     A.  Compliance  Officer  Review.  Access  Persons  should be aware that the
Companies' Legal and Compliance Department will compare Access Persons' personal account trades with trades  executed on behalf of clients.  Account  statements, trade confirmations, and other information, whether received from Access Persons or other sources, may be used to monitor and review personal account trading for compliance with this Code. Legal and Compliance may initiate inquiries of Access
Persons  regarding  personal  account  trading.  Access  Persons are required to cooperate with such inquiries and any review  procedures  used by the Companies.
An  Access  Person's  refusal  to  cooperate  in such  inquiries  may  result in sanctions, including dismissal from the Companies.

     B. Reporting  Violations of this Code. Access Persons who observe or become aware of conduct  believed to be a violation of this Code shall promptly  report such violation to the chief compliance officer.

     C. Attestation/Certification of Compliance. The Companies shall be required to  provide  every  Access  Person  with a copy  of  this  Code,  as well as any amendments hereto,  which may be provided by electronic delivery or by providing a link to where the document is posted. All Access Persons of the Companies must sign an Attestation stating that he/she has received, read, and understands this
Code or any amendments  hereto,  and  recognizes  that he/she is subject to this
Code.  Additionally,  every Access Person must  complete an annual  attestation, certifying  that he/she has read and  understands  this Code and recognizes that he/she  is  subject  to  this  Code  and  that  he/she  has  complied  with  the requirements of this Code and has disclosed or reported all personal  securities transactions  required to be disclosed or reported  pursuant to the requirements of this  Code.  Please  note  that  your  compliance  with  this Code is a basic condition of your employment with the Companies.

VIII.    Recordkeeping

     A. The  Companies  shall  make and keep  true,  accurate  and  current  the following records relating to this Code:

     (1) A copy of this Code, which is adopted and implemented  pursuant to Rule
204A-1 of the Advisers Act of 1940 that is currently in effect,  and any code of ethics that, at any time within the past five years, was in effect;

     (2) A record of any  violation  of this Code,  and of any action taken as a result of the violation;

     (3) A record of all written  acknowledgments  as required by Section VII(C)
of this Code for each  person  who is  currently,  or within the past five years was, an Access Person of the Companies;

     (4) A record of each report made by an Access Person as required by Section
IV(A)-(C) of this Code,  including any information  provided under Section IV(D)
of this Code in lieu of such reports;

     (5) A record of the names of persons who are currently,  or within the past five years were, Access Persons of the Companies; and

     (6) A record of any decision,  and the reasons supporting the decision,  to approve the  acquisition  of  securities in an Initial  Public  Offering or in a
Limited Offering by Access Persons, for at least five years after the end of the fiscal year in which the approval is granted.

     (B)  Unless  specifically  stated  herein to the  contrary,  the  foregoing records of the  Companies  shall be retained by the  Companies for at least five years after the end of the fiscal year in which the report was made or violation occurred in an easily  accessible  place,  the first two years in the  principal office and place of business of the Companies.

                                                                        TAB A

                                     Baring Asset Management, Inc.
                                   Baring Investment Services, Inc.

                               Personal Security Transaction Approval Chit

PRINT    NAME:_______________________       DATE:_____________         TIME:_________

     IF  A  TRADE  IS  FOR  SOMEONE  OTHER  THAN  YOURSELF,   PLEASE  PRINT  THE
INDIVIDUAL'S NAME BELOW:

I.       Name of Security                   Amount of Shares     Type of Security         Convertible     Purchase
Location
     AND/OR TRADE                           (IE, EQUITY, BOND    YES OR NO       OR SALE  (US,
      SYMBOL                                OPTION, *IPO, ETC.)                           LATIN AM.)

-------------------------------------------------------------------------------------------------------------
* FOR PRIVATE  PLACEMENTS OR INITIAL PUBLIC OFFERINGS  CONSENT MUST BE REQUESTED
FROM THE COMPLIANCE OFFICER.
-------------------------------------------------------------------------------------------------------------

     I, THE UNDERSIGNED  EMPLOYEE,  REQUESTING  PERMISSION TO TRADE,  UNDERSTAND
THAT SAID TRADE(S) LISTED ABOVE,  IF APPROVED,  MUST BE EXECUTED WITHIN 24 HOURS
OF CONSENT. I FURTHER  UNDERSTAND THAT GENERALLY  PERMISSION WILL BE REFUSED FOR
THREE DAYS EITHER SIDE OF DATES WHERE  BARING  ASSET  MANAGEMENT  IS DEALING FOR
CLIENTS.

                             __________________________________________________
                             SIGNATURE OF PERSON REQUESTING PERMISSION TO TRADE

     I, the  undersigned,  have examined Baring Asset  Management's  past orders
(MIS),  Restricted Securities List, and where required, I have taken appropriate steps and have found no conflict  with the above  transaction(s).  Permission is hereby  granted for the  transactions  listed  above for a period of 24 hours or until otherwise notified, whichever is shorter.

_________________________________           _________________________
Client Service Representative               Date and Time

__________________________________          __________________________
Equity SIT Representative                   Date and Time

__________________________________          __________________________
Legal and Compliance Representative         Date and Time

                                                                        TAB B

II.      Authorized Representatives

     Employees seeking approval for personal account trades must obtain approval from one of the following Client Service Representatives:

1.       Barbara Cassidy
2.       Kelly Hartnett

     Employees  seeking  approval for personal  account  trades must also obtain approval from one of the following SIT representatives:

1.       Greg Barlage
2.       Mary Dunbrack
3.       Sam Rahman
4.       Kevin Wagner

     Employees  seeking  approval for personal  account  trades must also obtain approval from one of the following Legal and Compliance representatives:

1.       Michael Brown
2.       Adia Nunnally
3.       Traci Thelen

                                                                    Tab C

                                           BARING ASSET MANAGEMENT INC.
                                         BARING INVESTMENT SERVICES, INC.

                                           PERSONAL SECURITY TRANSACTION
                                                   APPROVAL CHIT
                                                        FOR
                                            PRIVATE EQUITY INVESTMENTS

PRINT     Name:______________          Date:_______________        Time:______________

If trade is for someone other than yourself please PRINT, name of other person:

I request approval to make the following trade(s):

Name of Issuer:

Type of Security:
(i.e. convertible Preferred, common, etc.)

No. of Shares Purchasing:

Price per Share:

Total Price:

Closing Date, or Date of Sale:

     1. Please  provide a copy of the offering  memorandum or term sheet for the offering. If one is not available, please describe on what basis the offering is being made.

     2. Please provide details of any existing  security  holdings in the entity making the offering or its affiliates (the "Entity").

     3. Do you  have any  relationship  with the  Entity  (advisor,  consultant, director,  employee, vendor, etc.)? If so, please describe arrangement including any remuneration.

     4. Does BAM have any business  relationship with the Entity in question? If so, please describe.

     5. Does the Company intend to conduct a public offering? Please indicate if the securities being purchased will have registration rights.

                                      _________________________________________
                                      Signature of Person Requesting Permission

APPROVED/DISAPPROVED:

___________________________________________________       _____________________
Compliance Officer - Boston                               Date and Time
(for private placements or IPO's)

                                    Code of Ethics
                           Summary of Material Revisions

          Date of Board Approval:
          Date of Last Annual Review: January 2006
          Date of Last Periodic Review:
          Effective Date: February 6, 2006

----------------- -------- -------------------------- -------------------------------------------------------
Date of Change    Page     Section/Paragraph          Summary of Change
================= ======== ========================== =======================================================
================= ======== ========================== =======================================================
01/2006                    Definitions                Included definition of Security
----------------- -------- -------------------------- -------------------------------------------------------
----------------- -------- -------------------------- -------------------------------------------------------
01/2006                    Section III                Included  procedures  for  Access  Persons  to  submit
                                                      Approval   Chits  to  Boston   Legal  and   Compliance
                                                      Department  for  forwarding  to the London  Compliance
                                                      Department/Hong   Kong   Compliance   Department   for
                                                      approval.
----------------- -------- -------------------------- -------------------------------------------------------
----------------- -------- -------------------------- -------------------------------------------------------
01/2006                    Section III(E)             Included   reference   to   holding   period  for  any
                                                      investment  made in an  investment  fund  managed by a
                                                      Baring Asset Management group company.
----------------- -------- -------------------------- -------------------------------------------------------
----------------- -------- -------------------------- -------------------------------------------------------

---------------------------
(1) Certain Access Persons of the Companies require  additional  approvals.
The Chief  Administration  Officer  must  obtain  approval of the Global Head of
Legal and  Compliance  or other  direct  reporting  line.  The Chief  Compliance
Officer must obtain approval of the Chief  Administration  Officer or the Global
Head of Legal and Compliance.
(2) National  Association of Securities  Dealers ("NASD") Rule 2790 imposes additional  restrictions  on employees  who are  registered  representatives  of
Baring  Investment  Services,  Inc.,  as discussed in the BISI  Supervisory  and
Compliance Manual.
(3)  Employees who are  registered  with the NASD are subject to additional restrictions, as discussed in the BISI Supervisory and Compliance Manual.
(4) Although Access Persons are not required to submit additional copies of
Approval Chits with their monthly Transaction/Compliance reports, Access Persons are advised to maintain copies of all Approval Chits,  Private Equity Chits, and supporting  documents  regarding  personal  account  trades in case a particular transaction later comes under scrutiny.
(5)  Employees who are  registered  with the NASD are subject to additional restrictions, as discussed in the BISI Supervisory and Compliance Manual.